UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 10, 2009

PharmaNet Development Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16119 (Commission File Number)	59-2407464 (IRS Employer Identification No.)
504 Carnegie Center, Princeton, NJ 08540
(Address of Principal Executive Offices) (Zip Code)
(609) 951-6800
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events
     On December 31, 2008, PharmaNet Development Group, Inc., a Delaware corporation (the “Company”), as previously approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), executed amended and restated employment agreements with each of the following executive officers: John P. Hamill, Executive Vice President and Chief Financial Officer, Dr. Thomas J. Newman, Executive Vice President and President, Late Stage Development, Mark Di Ianni, Executive Vice President, Strategic Initiatives and President, Early Stage Development and Robin C. Sheldrick, Senior Vice President, Human Resources.
     These amendments were not material and were intended to facilitate compliance with Section 409A of the Internal Revenue Code of 1986, as amended. No other material terms of the employment agreements were amended.
     In addition, as previously disclosed, on December 12, 2008, the Compensation Committee of the Company, amended and restated the employment agreement of its President and Chief Executive Officer, Jeffrey P. McMullen.
     Each employment agreement is filed as an exhibit to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Amended and Restated Employment Agreement dated as of December 16, 2008, effective as of December 31, 2008, by and between PharmaNet Development Group, Inc. and Jeffrey P. McMullen.

10.2	Amended and Restated Employment Agreement dated as of December 31, 2008 by and between PharmaNet Development Group, Inc. and John P. Hamill.

10.3	Amended and Restated Employment Agreement dated as of December 31, 2008 by and between PharmaNet Development Group, Inc. and Thomas J. Newman.

10.4	Amended and Restated Employment Agreement dated as of December 31, 2008 by and between PharmaNet Development Group, Inc. and Mark Di Ianni.

10.5	Amended and Restated Employment Agreement dated as of December 31, 2008 by and between PharmaNet Development Group, Inc. and Robin C. Sheldrick.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
February 10, 2009

PHARMANET DEVELOPMENT GROUP, INC.
By:	/s/ John P. Hamill
	Name:	John P. Hamill
	Title:	EVP and Chief Financial Officer